UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 11, 2013

Greer Bancshares Incorporated

(Exact name of registrant as specified in its charter)

Commission File Number:  000-33021

South Carolina	57-1126200
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1111 W. Poinsett Street

Greer, South Carolina 29650

(Address of principal executive offices, including zip code)

(864) 877-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2013, the Board of Directors of Greer Bancshares Incorporated and its wholly-owned subsidiary Greer State Bank (together with Greer Bancshares Incorporated, the “Companies”) elected Linda S. Hannon and Jeffery M. Howell as directors effective upon approval by the Federal Reserve, which approval was obtained on March 11, 2013. Ms. Hannon will serve on the following two board committees: Corporate Governance and Compensation/Human Resources. Mr. Howell will serve on the following three board committees: Audit, Loan, and Special Assets. In their capacity as directors, Ms. Hannon and Mr. Howell will be entitled to compensation in accordance with the Companies’ previously reported policy regarding compensation of directors. This policy is described under the heading “Director Compensation” in the Greer Bancshares Incorporated’s proxy statement related to Greer Bancshares Incorporated’s 2012 annual meeting of stockholders filed with the United States Securities and Exchange Commission on April 13, 2012, which descriptions are incorporated by reference herein in their entirety.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greer Bancshares Incorporated

Date: March 12, 2013	By:	/s/ J. Richard Medlock, Jr.
J. Richard Medlock, Jr.
Chief Financial Officer